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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Newpark Resources, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NEWPARK

May 2, 2005

Dear Fellow Stockholder:

     You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Newpark Resources, Inc., which will be held on Wednesday, June 8, 2005, at 10:00 a.m., Central Daylight Time, in Conference Room A at I Lakeway Center, 3900 North Causeway Blvd., Metairie, Louisiana 70002. Both your Board of Directors and I hope you will be able to attend.

     There are two items on this year’s agenda to which we direct your attention: (1) the election of eight directors to the Board; and (2) the ratification of the appointment of Ernst & Young LLP as Newpark’s independent auditors for 2005. These items are described fully in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement.

     Whether or not you plan to attend the meeting, it is important that you study carefully the information provided in the Proxy Statement and vote. Please sign, date and mail the enclosed proxy card in the prepaid envelope so that your shares may be voted in accordance with your wishes.

Sincerely,

JAMES D. COLE Chief Executive Officer

NEWPARK RESOURCES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 8, 2005

To the Stockholders of Newpark Resources, Inc.

     The Annual Meeting of Stockholders of Newpark Resources, Inc., a Delaware corporation (“Newpark”), will be held on Wednesday, June 8, 2005, at 10:00 a.m., Central Daylight Time, in Conference Room A at I Lakeway Center, 3900 North Causeway Blvd., Metairie, Louisiana, for the following purposes:

(1)	To elect eight directors;

(2)	To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as Newpark’s independent auditors for 2005; and

(3)	To consider and act upon such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on April 15, 2005 will be entitled to notice of and to vote at the meeting and any adjournments of the meeting. A list of stockholders entitled to vote at the meeting will be available at the Annual Meeting and for ten days prior to the meeting at Newpark’s executive offices, 3850 North Causeway Blvd., Suite 1770, Metairie, Louisiana 70002.

     All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. The giving of your proxy will not affect your right to vote in person should you later decide to attend the meeting. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order to vote your shares.

BY ORDER OF THE BOARD OF DIRECTORS NEWPARK RESOURCES, INC.

Edah Keating Secretary
Metairie, Louisiana
Dated: May 2, 2005

PROXY STATEMENT
GENERAL INFORMATION
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
OWNERSHIP OF COMMON STOCK
EXECUTIVE COMPENSATION
SELECTION OF AUDITORS
MISCELLANEOUS

NEWPARK RESOURCES, INC.
3850 North Causeway Blvd., Suite 1770
Metairie, Louisiana 70002

PROXY STATEMENT
May 2, 2005

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Newpark Resources, Inc. (“Newpark”) for the Annual Meeting of Stockholders to be held on June 8, 2005, and any postponements or adjournments of the Annual Meeting. This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy were first mailed to stockholders on or about May 2, 2005.

     Only stockholders of record at the close of business on April 15, 2005 are entitled to receive notice of and to vote at the meeting. On that date, Newpark had outstanding 84,183,320 shares of common stock, each of which is entitled to one vote upon each proposal presented at the meeting.

     Stockholders may vote in person at the meeting or by proxy. Newpark recommends that you vote by proxy even if you plan to attend the meeting. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order to vote your shares.

     Any stockholder giving a proxy may revoke it before it is voted by notifying the Secretary of Newpark in writing before or at the meeting, by providing a proxy bearing a later date or by attending the meeting and expressing a desire to vote in person. Subject to this revocation, all proxies will be voted as directed by the stockholder on the proxy card. If no choice is specified, proxies will be voted “FOR” the directors nominated by the Board of Directors, “FOR” the ratification of the appointment of Ernst & Young LLP as Newpark’s independent auditors for 2005 and in the discretion of the persons acting as proxies upon any other matters properly brought before the meeting.

     Your cooperation in promptly returning the enclosed proxy will reduce Newpark’s expenses and enable its management and employees to continue their normal duties for your benefit with minimum interruption for follow-up proxy solicitation.

     The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date is necessary to constitute a quorum for the transaction of business. Abstentions and “broker non-votes” are counted for purposes of determining the presence of a quorum.

     A “broker non-vote” occurs on an item when shares held by a broker are present or represented at the meeting, but the broker holding shares for a beneficial owner does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors and the ratification of the appointment of Ernst & Young LLP as Newpark’s independent auditors even if the broker does not receive voting instructions from you.

     A plurality of the votes cast is required for the election of directors. This means the eight nominees having the greatest number of votes will be elected. Ratification of the appointment of Ernst & Young LLP as Newpark’s independent auditors for 2005 and all other matters submitted to a vote of the stockholders require the affirmative vote of a majority of the shares present or represented at the Annual Meeting. Abstentions are not counted for purposes of the election of directors. Abstentions are counted in tabulations of the votes cast on other proposals presented to the stockholders and have the same legal effect as a vote against a particular proposal. Broker non-votes, if any, will not be considered in the tabulation of votes.

     The cost of preparing, printing and mailing the Proxy Statement, the Notice and the enclosed form of proxy, as well as the cost of soliciting proxies relating to the Annual Meeting, will be borne by Newpark. In addition to this mailing, officers and other regular employees of Newpark may solicit proxies personally, electronically or by telephone, but no additional compensation will be paid to these individuals on account of these activities. Newpark will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them of record.

ELECTION OF DIRECTORS

Nominees and Voting

     Eight directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting and until his successor has been elected and qualified. The Board of Directors has nominated for election as directors the eight persons named below on the recommendation of the Nominating and Corporate Governance Committee. All nominees are incumbent directors.

     The Board of Directors recommends that the stockholders vote “FOR” the election of its nominees. Unless directed otherwise, the Board’s proxies intend to vote the shares of common stock represented by the proxies in favor of the election of these nominees. All of the Board’s nominees have indicated that they are able and willing to serve as directors. If for any reason one or more of these nominees are unable to serve, the Board’s proxies will vote instead for such other person or persons as the Board of Directors may recommend or the number of directors may be reduced accordingly.

     The following table sets forth certain information as of April 15, 2005 with respect to the Board’s nominees:

		Director
Name of Nominee	Age	Since
James D. Cole	64	1976
Alan J. Kaufman	67	1987
James H. Stone	79	1987
Wm. Thomas Ballantine	60	1993
David P. Hunt	63	1995
Roger C. Stull	64	2000
F. Walker Tucei, Jr.	62	2003
Jerry W. Box	66	2003

Business Experience of Directors During the Past Five Years

     James D. Cole joined Newpark in 1976, serving initially as Executive Vice President. Since May 1977, Mr. Cole has served as Newpark’s Chief Executive Officer. Mr. Cole also served as President from May 1977 until the appointment of Mr. Ballantine as President in September 2000 and as Chairman of the Board of Directors from April 1996 until March 2005, when the Board of Directors chose to separate the roles of Chairman of the Board and Chief Executive Officer. Mr. Cole has served as a director since joining Newpark in 1976.

     On May 2, 2005, Mr. Cole announced that he will step down as Chief Executive Officer on December 31, 2005 (or upon the earlier engagement of a new Chief Executive Officer). Thereafter, he will serve as Chairman of Newpark Environmental Water Solutions (“NEWS”), a wholly owned Delaware limited liability company established to focus on the application of new technologies to water treatment as well as other fluid streams. See “EXECUTIVE COMPENSATION — Employment Agreement, Change-in-Control Arrangements and Severance Benefits — Employment Agreement”, below.

     Alan J. Kaufman, who retired in May 1997, had been engaged in the private practice of medicine since 1969. Dr. Kaufman is a neurosurgeon.

     James H. Stone has served as Chairman of the Board of Stone Energy Corporation, an independent oil and gas company listed on the New York Stock Exchange, for more than the past five years.

     Wm. Thomas Ballantine joined Newpark in December 1988, initially serving as Vice President of Operations, and was elected Executive Vice President in 1992. He was elected a director of Newpark in October 1993 and President and Chief Operating Officer of Newpark in September 2000.

     David P. Hunt joined Newpark’s Board of Directors in November 1995. In March 2005, Mr. Hunt was elected the non-executive Chairman of the Board of Directors. Prior to joining Newpark and until his retirement in 1995, Mr. Hunt was employed by Consolidated Natural Gas Company for 32 years, serving as President and Chief Executive Officer of New Orleans based CNG Producing Company, an oil and gas exploration and production company, during the six years preceding his retirement.

     Roger C. Stull joined Newpark’s Board of Directors in June 2000. Mr. Stull currently is a principal in Stull Investments, L.L.C., a private investment company formed by Mr. Stull in August 1998. From 1963 until the company was sold in August 1998, Mr. Stull was the principal stockholder and the Chairman of the Board and Chief Executive Officer of Penhall International, Inc., one of the largest renters and operators of specialty equipment for the industrial market, particularly the construction industry, in the United States.

     F. Walker Tucei, Jr. was elected to Newpark’s Board of Directors in January 2003. Mr. Tucei retired from Arthur Andersen LLP in 1999, after more than 35 years in public accounting. Mr. Tucei is Chairman of the Audit Committee of the Archdiocese of New Orleans. He also serves on the board of directors of Magnum Hunter Resources, Inc., an independent exploration and development company listed on the New York Stock Exchange, and on the boards of several privately-held businesses and civic organizations in the New Orleans area.

     Jerry W. Box was elected to Newpark’s Board of Directors in March 2003. Mr. Box retired as President and Chief Operating Officer of Oryx Energy Company in 1999, after more than 30 years in the oil and gas exploration industry. Mr. Box has served on the board of directors of Magnum Hunter Resources, Inc (“MHR”), an independent exploration and development company listed on the New York Stock Exchange, since 2000 and has served as the Chairman of the Board of MHR since October 2004.

     No family relationships exist between any of the directors or officers of Newpark.

CORPORATE GOVERNANCE

General

     Under Delaware law, the business and affairs of Newpark are managed under the direction of the Board of Directors. The Board of Directors establishes broad corporate policies, has responsibility for the overall performance and direction of Newpark and authorizes various types of transactions, but is not involved in the details of day-to-operations. Members of the Board keep informed of Newpark’s business by participating in Board and committee meetings, by reviewing reports and other materials provided to them and through discussions with the Chief Executive Officer and other officers. A majority of the members of the Board of Directors are independent of Newpark and its management.

     The current number of directors is eight, and each director is elected to a one year term. Newpark’s Board of Directors held five meetings during 2004, and took action by unanimous written consent four times. Each director attended at least 75% of the meetings of the Board of Directors and of each committee on which he served.

     In March 2005, the Board of Directors chose to separate the roles of Chairman of the Board and Chief Executive Officer and elected Mr. Hunt the non-executive Chairman of the Board of Directors. The principal responsibilities of the non-executive Chairman of the Board are:

•	To manage the organization, functioning and affairs of the Board, in order to enable it to meets it obligations and responsibilities;

•	To facilitate the functioning of the Board independently of management and maintain and enhance the quality of the Board’s and Newpark’s governance;

•	To interact regularly with the Chief Executive Officer and his staff on major strategy issues, handling of major business issues and opportunities, matters of corporate governance and performance issues, including providing feedback of other Board members and acting as a “sounding board” for the Chief Executive Officer;

•	Together with the Chair of the Compensation Committee, to conduct a formal evaluation of the Chief Executive Officer’s performance at least annually; and

•	To lead the Board in the execution of its responsibilities to shareholders.

     Prior to his election as Chairman of the Board, Mr. Hunt served as Newpark’s lead independent director. Given the substantial overlap of the duties of the non-executive Chairman of the Board and the lead independent director, the Board of Directors has determined there is no need at this time to designate a successor to Mr. Hunt to serve as the lead independent director. A complete description of the responsibilities of the non-executive Chairman of the Board is set forth in a charter adopted by the Board of Directors, a copy of which is available in the corporate governance section of Newpark’s website at www.newpark.com.

Corporate Governance Guidelines

     Newpark is committed to adhering to sound principles of corporate governance and has adopted a Corporate Governance Policy that the Board of Directors believes promotes the effective functioning of the Board of Directors, its committees and Newpark. The Corporate Governance Policy addresses, among other matters, director qualifications, independence and responsibilities, Board committees, Board access to senior management, the independent accountants and other independent advisors, compensation of directors and assessments of committee performance.

     The Board of Directors also has adopted a Code of Ethics that applies to all directors, officers and employees. The purpose of the Code, among other matters, is to deter wrongdoing and to promote honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in reports and other documents that Newpark files with the Securities and Exchange Commission and in other public communications and compliance with applicable governmental laws, rules and regulations. The Code of Ethics establishes procedures for the anonymous reporting of suspected violations of law or the Code of Ethics.

     Copies of Newpark’s Corporate Governance Policy and its Code of Ethics are available in the corporate governance section of Newpark’s website at www.newpark.com.

Director Independence

     The Board of Directors has determined that Messrs. Box, Hunt, Kaufman, Stone, Stull and Tucei are “independent directors” as that term is defined in the listing standards of the New York Stock Exchange (“NYSE”). In reaching this determination, the Board reviewed information furnished by them to Newpark and concluded that, except for Mr. Stone, no director is a partner, stockholder or officer of an organization that has a material relationship with

Newpark, and none of the express disqualifications contained in the NYSE rules apply to any of them. For this purpose, an organization is not considered to have a material relationship with Newpark if Newpark receives de minimus payments from, or makes de minimus payments to, the organization.

     Mr. Stone is Chairman of Stone Energy Corporation (“Stone Energy”), which is a customer of one or more Newpark operating companies. However, the Board of Directors determined that the relationship between Newpark, Stone Energy and Mr. Stone (other than as a stockholder, director or committee member) is not material to Newpark, Stone Energy or Mr. Stone, based principally on the following factors:

•	The revenues derived by Newpark from the services and products provided to Stone Energy are less than $1.0 million and represent less than 2% of Stone Energy’s consolidated gross revenues;

•	Mr. Stone confirmed that he did not direct Stone Energy to do business with Newpark, and he does not participate in the decision-making process with respect to the business relationship between Stone Energy and Newpark; and

•	In the single instance in 1999 in which Mr. Stone and Newpark both invested in Environmental Safeguards, Inc. in the same transaction, Mr. Stone’s investment was fully disclosed to Newpark and was approved by a majority of the disinterested directors at the time.

     Mr. Cole and Mr. Ballantine are not considered independent because they are executive officers of Newpark.

Executive Sessions of Non-Management Directors

     Newpark’s Corporate Governance Policy requires the non-management directors to meet at least twice each year in executive session, without management present. However, management employees may be invited to attend such portions of these meetings as is deemed appropriate by the non-management directors to provide information necessary for the meetings. The executive sessions were presided over by the lead independent director until Mr. Hunt’s election as Chairman of the Board in March 2005. Executive sessions currently are presided over by the Mr. Hunt in his capacity as Chairman of the Board.

Committees of the Board of Directors

     The Board of Directors has established three standing committees. These committees are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. All of these committees operate under written charters approved by the Board of Directors. Copies of these charters, which set forth the specific responsibilities of the committees, as well as copies of Newpark’s Corporate Governance Policy and Code of Ethics and the charter of the Chairman of the Board, are available in the corporate governance section of Newpark’s website at www.newpark.com. Stockholders also may obtain printed copies of these items, without charge, by contacting Newpark at the following address:

Newpark Resources, Inc.
3850 North Causeway Blvd., Suite 1770
Metairie, Louisiana 70002
Attn: Corporate Secretary

     Audit Committee

     The current members of the Audit Committee are F. Walker Tucei, Jr. (Chairman), David P. Hunt, Alan J. Kaufman and Roger C. Stull. The Board of Directors has determined that all of the members of the Audit Committee are independent and “financially literate” under applicable Securities and Exchange Commission rules and NYSE listing rules, and that Mr. Tucei and Mr. Hunt are “audit committee financial experts” as defined by applicable Securities and Exchange Commission rules. The Audit Committee met six times during 2004.

     The Audit Committee is responsible for the selection, evaluation, compensation and, when necessary, replacement of the independent auditors. The Audit Committee also has responsibility for providing independent review and oversight of: the integrity of Newpark’s financial statements; the financial reporting process; Newpark’s systems of internal accounting and financial controls; the performance of Newpark’s internal audit function and the independent auditors; the independent auditor’s qualifications and independence; and Newpark’s compliance with ethics policies and legal and regulatory requirements. The independent auditors report directly to the Audit Committee.

     The specific responsibilities of the Audit Committee are set forth in the Committee’s charter, which is attached as Appendix A to this proxy statement.

     Compensation Committee

     The current members of the Compensation Committee are Jerry W. Box (Chairman), David P. Hunt, Alan J. Kaufman, James H. Stone and Roger C. Stull. The Board of Directors has determined that each member of the Compensation Committee is an “independent director” under applicable NYSE listing rules, a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, and an “outside director” as defined under regulations promulgated under Section 162(m) of the Internal Revenue Code. The Compensation Committee met three times during 2004 and took action by unanimous written consent two times.

     The Compensation Committee has responsibility for establishing, evaluating and administering Newpark’s compensation arrangements, plans, policies and programs for its Chief Executive Officer and its other executive officers and for administering Newpark’s equity incentive plans. The Compensation Committee also has responsibility for making recommendations to the Board of Directors with respect to the adoption, approval and amendment of all cash-based and equity-based incentive compensation plans and arrangements.

     Nominating and Corporate Governance Committee

     The current members of the Nominating and Corporate Governance Committee are David P. Hunt (Chairman), Jerry W. Box, James H. Stone and F. Walker Tucei, Jr. The Board of Directors has determined that all of the members of the Nominating and Corporate Governance Committee are independent under applicable NYSE listing rules and Newpark’s Corporate

Governance Policy. The Nominating and Corporate Governance Committee met four times during 2004.

     The Nominating and Corporate Governance Committee: assists and advises the Board of Directors with respect to the size, composition and functions of the Board; identifies potential candidates for the Board and recommends to the Board a slate of qualified nominees for election as directors at each annual meeting; oversees the annual evaluation of the Board as a whole and the committees of the Board; and develops and advises the Board with respect to corporate governance principles, policies and practices. The Nominating and Corporate Governance Committee also serves as the Qualified Legal Compliance Committee for purposes of Section 307 of the Sarbanes-Oxley Act and the standards of the Securities and Exchange Commission for professional conduct for attorneys appearing and practicing before the Securities and Exchange Commission in the representation of Newpark.

Director Nominations

     The Nominating and Corporate Governance Committee is responsible for periodically evaluating and making recommendations to the Board of Directors with respect to the size and composition of the Board. The Committee seeks to identify prospective directors who will strengthen the Board and evaluates prospective directors, including incumbent directors, in accordance with the criteria set forth in Newpark’s Corporate Governance Policy and such other criteria as may be set by the Board or the Committee. Some of the principal criteria include whether the candidate: is of the highest integrity and character; has familiarity with Newpark’s business and industry, independence of thought and financial literacy; is willing and able to devote sufficient time to effectively carry out the duties and responsibilities of a director; and has the objectivity, ability and desire to represent the interests of the stockholders as a whole, free from any conflict of interest. While the Committee does not have a fixed policy on term limits or mandatory retirement age, in considering candidates for nomination, the Committee takes into account the age of the candidate and, in the case of incumbent directors, the individual’s length of service as a Newpark director.

     The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders who meet the eligibility requirements for submitting stockholder proposals for inclusion in the next proxy statement and who, in the case of the 2006 Annual Meeting, submit their recommendations in writing by January 2, 2006. Unsolicited recommendations must contain all of the information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director, a description of all direct or indirect arrangements or understandings between the recommending stockholder and the candidate, all other companies to which the candidate is being recommended as a nominee for director, and a signed consent of the candidate to cooperate with reasonable background checks and personal interviews and to serve as a director of Newpark, if elected. In addition, the stockholder should submit information demonstrating the number of shares he or she owns. Stockholders may send recommendations for director candidates for the 2006 Annual Meeting to the Nominating and Corporate Governance Committee by U.S. mail or overnight delivery at the following address: Chair, Nominating and Corporate Governance Committee, c/o Corporate Secretary, Newpark Resources, Inc., 3850 N. Causeway Blvd., Suite 1770, Metairie, LA 70002.

     Candidates recommended by the Nominating and Corporate Governance Committee must include a sufficient number of persons who upon election would be independent directors having the skills, experience and other characteristics necessary to provide qualified persons to fill all Board committee positions required to be filled by independent directors. In considering any candidates recommended by stockholders, the Nominating and Corporate Governance Committee will take into account the same factors as apply to all other prospective nominees.

Compensation of Directors

     Effective July 1, 2004, after a review of competitive compensation levels, director responsibilities, the report of Newpark’s compensation consultant and the recommendation of the Compensation Committee, the Board of Directors increased the compensation payable under Newpark’s standard fee arrangements to its non-employee directors. Under the new arrangements, the annual retainer fee for each non-employee director was increased from $25,000 to $35,000. The Chairmen of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee each receive an additional annual retainer of $15,000, and each of the other members of these committees receives an additional annual retainer of $10,000 for each committee on which he serves. All of the non-employee directors’ fees are paid on a quarterly basis, and all directors are reimbursed for travel expenses incurred in attending Board and committee meetings. Employee directors receive no additional consideration for serving as directors or committee members.

     For his services in the capacity of non-executive Chairman of the Board, Mr. Hunt will receive an additional director’s fee of $8,000 per month, in addition to the standard director’s fees he will receive for serving on the Board and for serving on and chairing committees of the Board. Based on Mr. Hunt’s current committee assignments, he is entitled to receive standard director’s fees at the annual rate of $70,000. During 2004 and the first quarter of 2005, Mr. Hunt also received an additional retainer of $5,000 and $1,250, respectively, for serving as lead independent director.

     In 2004, Mr. Box and Mr. Tucei each received additional director’s fees of $10,000 and $15,000, respectively, for serving on (and, in the case of Mr. Tucei, chairing) a Special Legal Committee of the Board of Directors. The committee investigated allegations of misconduct by certain officers, employees and agents of Newpark that were made as derivative claims in a cross-complaint filed in response to a lawsuit filed by Newpark alleging misappropriation of trade secrets. The committee completed its work in 2004 after determining that the allegations of misconduct were without merit and upon the dismissal of the derivative claims by the court as part of a favorable settlement of the lawsuit.

     Under the 2004 Non-Employee Directors’ Stock Option Plan, each non-employee director automatically is granted an option to purchase 10,000 shares of common stock upon his or her initial election to the Board (whether elected by the stockholders or the Board) and each time the non-employee director is re-elected to the Board. Each option granted under the plan must have an exercise price at least equal to the fair market value on the date of grant of the shares subject to the option. In accordance with the provisions of the plan, (i) on June 9, 2004, each of the non-employee directors, consisting of Messrs. Box, Hunt, Kaufman, Stone, Stull and Tucei, was granted a stock option to purchase 10,000 shares of common stock at an exercise price of $5.61 per share, equal to the fair market value of the common stock on the date of grant, and (ii) each of these individuals will be granted a stock option to purchase an additional 10,000 shares of common stock if they are re-elected at the Annual Meeting.

Stockholder Communication with Board Members

     The Board of Directors has established a process for stockholders to send communications, other than sales-related communications, to one or more of its members. Any such communications should be sent by letter addressed to the member or members of the Board to whom the communication is directed, care of the Corporate Secretary, Newpark Resources, Inc., 3850 N. Causeway Blvd., Suite 1770, Metairie, LA 70002. All such communications, other than sales-related communications, will be forwarded to the Board member or members specified.

Director Attendance at Annual Meeting

     Newpark has a policy encouraging the attendance of all directors at annual meetings, and Newpark makes all appropriate arrangements for directors that choose to attend. All of Newpark’s directors attended the 2004 Annual Meeting of Stockholders.

EXECUTIVE OFFICERS

     As of April 15, 2005, the executive officers of Newpark, their ages and positions are as follows:

Name	Age	Position
James D. Cole	64	Chief Executive Officer
Wm. Thomas Ballantine	60	President and Chief Operating Officer
Matthew W. Hardey	52	Vice President of Finance and Chief
		Financial Officer

     For a description of the business experience of Messrs. Ballantine and Cole during the past five years, see “ELECTION OF DIRECTORS—Business Experience of Directors During the Past Five Years”, above.

     Matthew W. Hardey joined Newpark in May 1988 as Treasurer and Assistant Secretary and was elected Vice President of Finance and Chief Financial Officer in April 1991.

OWNERSHIP OF COMMON STOCK

Certain Beneficial Owners

     The following table sets forth information, to the best of Newpark’s knowledge, with respect to each person who beneficially owns five percent or more of Newpark’s outstanding common stock, based on Schedule 13G reports filed with the Securities and Exchange Commission for shares beneficially owned as of December 31, 2004. Except as otherwise indicated below, each person named in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by that person.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
State Street Research & Management Company One Financial Center, 31st Floor Boston, MA 02111-2690	8,718,203	10.26%

Columbia Wanger Asset Management, L.P.(1) 227 West Monroe Street, Suite 3000 Chicago, IL 60606	8,407,200	9.89%

Fletcher Asset Management, Inc. 452 Fifth Avenue HSBC Tower, 29th Floor New York, New York 10018	7,141,274	8.41%

Strong Capital Management, Inc. 100 Heritage Reserve Menomonee Falls, WI 53051	5,484,407	6.46%

Steinberg Asset Management, LLC 12 East 49th Street, Suite 1202 New York, New York 10017
	5,253,140	6.18%

     (1) Shared voting and shared dispositive power with respect to all 8,407,200 shares.

Ownership of Directors and Executive Officers

     The following table sets forth information with respect to the beneficial ownership of Newpark’s outstanding common stock as of April 15, 2005 by (i) each director and each nominee for director of Newpark, (ii) the executive officers of Newpark named in the Summary Compensation Table below, and (iii) all directors and executive officers as a group. Except as otherwise indicated below, each person named in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by that person, except to the extent that authority is shared by spouses under applicable law.

	Shares Beneficially Owned (1)
Name	Number	Percent
James D. Cole (2)	1,197,412	1.41%
Alan J. Kaufman (3)	966,792	1.14%
James H. Stone (4)	630,400	*
Roger C. Stull (5)	190,150	*
Matthew W. Hardey	185,206	*
Wm. Thomas Ballantine	161,896	*
David P. Hunt	125,400	*
F. Walker Tucei, Jr.	26,500	*
Jerry W. Box	21,500	*
All directors and executive officers as a group (9 persons)	3,505,256	4.13%

*	Indicates ownership of less than one percent.

(1)	Includes shares which may be purchased upon the exercise of stock options which are exercisable as of April 15, 2005, or become exercisable within 60 days thereafter, as follows: Mr. Cole — 40,001 shares; Dr. Kaufman — 89,900 shares; Mr. Stone — 69,900 shares; Mr. Stull - 39,900 shares; Mr. Hardey — 140,001 shares; Mr. Ballantine — 150,001 shares; Mr. Hunt — 95,400 shares; Mr. Tucei — 16,500 shares; Mr. Box — 16,500 shares; and all directors and executive officers as a group — 758,103 shares.

(2)	Includes 280,000 shares held by four separate Trusts of which Mr. Cole is a Trustee and of which the beneficiaries are children of Mr. Cole. Mr. Cole disclaims ownership of the 280,000 shares held by the four Trusts.

(3)	Includes 14,000 shares held in a Trust of which the beneficiaries are children of Dr. Kaufman and 12,600 shares held by his spouse. Dr. Kaufman disclaims beneficial ownership of these shares.

(4)	Includes 32,700 shares held either as custodian for or in a Trust of which the beneficiaries are children of Mr. Stone. Also includes 4,000 shares held in a partnership in which a company controlled by Mr. Stone is the majority partner.

(5)	Includes 250 shares held in a Trust of which the beneficiary is a grandchild of Mr. Stull. Mr. Stull disclaims beneficial ownership of these shares.

EXECUTIVE COMPENSATION

     The following table summarizes all compensation paid to Newpark’s Chief Executive Officer, President and Chief Operating Officer and Vice President of Finance and Chief Financial Officer (the only executive officers of Newpark) for services rendered in all capacities to Newpark for the years ended December 31, 2004, 2003 and 2002.

Summary Compensation Table

	Annual Compensation			Long-Term Compensation
				Awards	Payouts
				Securities	LTIP	All Other
Name and Principal				Underlying	Payouts	Compensation
Position	Year	Salary	Bonus	Options(1)		$(2)
James D. Cole	2004	$320,000	$0	40,000	0	$7,864
Chief Executive	2003	320,000	0	40,000	0	11,045
Officer	2002	280,000	0	100,000	0	9,848

Wm. Thomas Ballantine	2004	260,000	0	20,000	0	6,138
President and Chief	2003	260,000	0	20,000	0	10,350
Operating Officer	2002	220,000	0	85,000	0	7,652

Matthew W. Hardey
Vice President of	2004	200,000	0	20,000	0	3,643
Finance and Chief	2003	200,000	0	20,000	0	7,206
Financial Officer	2002	170,000	0	75,000	0	4,947

(1)	Number of shares of common stock underlying options granted under the 1995 Incentive Stock Option Plan.

(2)	Includes contributions by Newpark to a 401(k) plan of $3,508 in 2004, $3,323 in 2003 and $5,492 in 2002 for Mr. Cole, $3,300 in 2004, $5,400 in 2003 and $4,815 in 2002 for Mr. Ballantine, and $2,539 in 2004, $4,038 in 2003 and $4,119 in 2002 for Mr. Hardey. Additional amounts indicated represent excess group term life insurance premiums paid by Newpark for the benefit of each of the named executive officers.

Option Grants in Last Fiscal Year

     The following table sets forth certain information with respect to stock options granted to the individuals named in the Summary Compensation Table during 2004. No options have been granted at an option price below the fair market value of the common stock on the date of grant.

		Percentage
	Number of	of Total
	Securities	Options	Exercise
	Underlying	Granted to	Price		Grant Date
	Options	Employees	Per	Expiration	Present
Name	Granted(1)	in 2004	Share(2)	Date	Value(3)
James D. Cole	40,000	4.53%	$5.61	06/09/11	$132,800

Wm. Thomas Ballantine	20,000	2.27%	$5.61	06/09/11	$66,400

Matthew W. Hardey	20,000	2.27%	$5.61	06/09/11	$66,400

(1)	The options are non-statutory stock options granted on June 9, 2004 under the 1995 Incentive Stock Option Plan and first become exercisable on June 9, 2005, vesting at the rate of one-third per year over the three years following the date of grant.

(2)	At the discretion of the Compensation Committee, the exercise price may be paid by delivery of shares of common stock owned by the executive valued at the fair market value on the date of exercise, and the tax withholding obligations related to the exercise of the stock options may be satisfied by offset of the underlying shares, valued at the fair market value on the date of exercise, subject to certain conditions. The Compensation Committee retains the discretion, subject to plan limits, to modify the terms of outstanding options, but not to reprice the options.

(3)	The grant date present value was calculated using the Black-Scholes option valuation model. The actual value, if any, ultimately realized by an executive will depend on the future market price of Newpark’s common stock. The Black-Scholes model is only one method of valuing options, and the actual value of the options may be significantly different.

Significant assumptions used in calculating the present value of the grants made on June 9, 2004 are as follows:

Risk-free interest rate:	3.62%	Expected years until exercise:	4 years
Expected stock volatility:	77.6%	Dividend yield:	0.0%

Option Exercises in Last Fiscal Year and Year-End Values

     The following table sets forth information for the individuals named in the Summary Compensation Table with respect to the unexercised stock options held by them as of December 31, 2004. No executive officers exercised stock options in 2004.

			Number of Securities
	Shares	Value	Underlying Unexercised		Value of Unexercised In-
	Acquired on	Realized	Options Held at December		the-Money Options at
Name	Exercise(#)	($)	31, 2004		December 31, 2004 (1) (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
James D. Cole	—	—	80,001	99,999	—	—

Wm. Thomas Ballantine	—	—	108,334	61,666	$225,938	—

Matthew W. Hardey	—	—	101,667	58,333	$225,938	—

(1)	Dollar values are calculated by determining the difference between the fair market value at year-end of the shares underlying the options and the exercise price of the options.

(2)	Options are in-the-money if the fair market value of the shares underlying the option is greater than the exercise price of the option.

Long Term Incentive Plan — Awards in Last Fiscal Year

     The following table sets forth certain information with respect to awards of common stock equivalents granted during 2004 to the individuals named in the Summary Compensation Table under Newpark’s 2003 Long Term Incentive Plan (the “Stock Incentive Plan”). Since the adoption of the Stock Incentive Plan in 2003, the Compensation Committee has made awards of common stock equivalents to Newpark’s executive officers and senior managers at the beginning of overlapping three-year performance periods. The awards vest and become payable in Newpark common stock if certain performance criteria are met over the three-year performance period and the participant has remained in the employ of Newpark throughout the performance period. The Compensation Committee has the authority to make, and has made, awards under the Stock Incentive Plan on terms that differ from the terms of the awards made to executive officers and senior managers.

     The performance criteria applicable to the awards shown in the table are Newpark’s annualized total stockholder return relative to an industry group index and Newpark’s average return on equity over the three-year performance period. Vesting of 20% of the number of shares of common stock subject to the awards occurs when Newpark’s performance achieves “expected” levels for both performance criteria, and full vesting occurs if Newpark’s performance is at the “over-achievement” level for both performance criteria, in each case measured over the entire three-year performance period. No shares vest if Newpark’s performance level is below the “expected” level, and straight-line interpolation will be used to determine vesting if performance is between “expected” and “over-achievement” levels.

		Performance	Estimated Future Payouts
		Period Until	of Shares Under the Plan
	Number of	Maturation or	Threshold	Target	Maximum
Name	of Units	Payout	(#) (1)	(#) (2)	(#) (3)
James D. Cole	50,000	1/1/04-12/31/06	5,000	10,000	50,000

Wm. Thomas Ballantine	30,000	1/1/04-12/31/06	3,000	6,000	30,000

Matthew W. Hardey	30,000	1/1/04-12/31/06	3,000	6,000	30,000

(1)	Assumes one of the performance criteria is achieved at the expected level.

(2)	Assumes both of the performance criteria are achieved at the expected level.

(3)	Assumes both of the performance criteria are achieved at the over-achievement level.

Equity Compensation Plan Table

     The following table sets forth certain information with respect to the equity compensation plans maintained by Newpark as of December 31, 2004, under which its equity securities may be issued in the future. All such plans have been approved by Newpark’s stockholders.

	(a)		(b)	(c)
Number of Securities
Remaining Available
	Number of Securities			for Future Issuance
	to be Issued Upon		Weighted-Average	Under Equity
	Exercise of		Exercise Price of	Compensation Plans
	Outstanding		Outstanding	(Excluding Securities
	Options, Warrants		Options, Warrants	Reflected in
Plan Category	and Rights		and Rights	Column (a))

Equity compensation plans approved by stockholders
Options	5,505,669	(1)	$6.44	2,881,613	(2)
Other rights(3)	551,000		n/a	449,000
Equity compensation plans not approved by stockholders	None		n/a	None

Total	6,056,669			3,330,613

(1)	Includes options issued under the 1988 Incentive Stock Option Plan, the 1993 Non-Employee Directors’ Stock Option Plan, the 1995 Incentive Stock Option Plan and the 2004 Non-Employee Directors’ Stock Option Plan.

(2)	Includes 164,669 shares available for future issuance under Newpark’s 1999 Employee Stock Purchase Plan. Also includes 1,776,944 shares available for future issuance under the 1995 Incentive Stock Option Plan and 940,000 shares available for future issuance under the 2004 Non-Employee Directors’ Stock Option Plan. No additional options may be issued under the 1988 Incentive Stock Option Plan or the 1993 Non-Employee Directors’ Stock Option Plan.

(3)	Represents awards of common stock equivalents issued (column (a)) or issuable (column (c)) under the Stock Incentive Plan that will vest and become payable in Newpark common stock if certain performance criteria are met. For further information regarding the Stock Incentive Plan, see “Long Term Incentive Plan — Awards in Last Fiscal Year” and Note L of the Notes to Consolidated Financial Statements included in Newpark’s Annual Report on Form 10-K for the year ended December 31, 2004.

Employment Agreement, Change-in-Control Arrangements and Severance Benefits

     Employment Agreement

     Mr. Cole previously served as Chief Executive Officer of Newpark pursuant to an employment agreement that automatically renewed for successive one-year periods unless terminated by either party. In connection with Mr. Cole’s announcement that he will step down as Chief Executive Officer on December 31, 2005 (or upon the earlier engagement of a new Chief Executive Officer), Mr. Cole and Newpark entered into a new employment agreement that supersedes his previous employment agreement and provides for his continued employment as Chief Executive Officer in 2005, his employment as Chairman of NEWS from the earlier of January 1, 2006 or the date he steps down as Chief Executive Officer through December 31, 2007, and the payment of retirement benefits.

     Under the new employment agreement, Mr. Cole will be entitled to receive the following compensation and benefits in 2005 (whether he is serving as Chief Executive Officer or Chairman of NEWS):

•	Annual base salary of $320,000;

•	An opportunity under Newpark’s executive incentive compensation plan to earn a cash bonus of between 70% and 140% of his base salary based on the satisfaction of performance criteria related to Newpark’s return on equity (25%), EBIT return on average assets (25%) and earnings per share (20%) and the satisfaction of personal objectives related to NEWS (30%);

•	Continued eligibility to receive stock options and performance based awards under the Stock Incentive Plan as determined in the discretion of the Compensation Committee;

•	Continued eligibility for future vesting of awards made under the Stock Incentive Plan in 2003, 2004 and 2005 if the applicable performance criteria are satisfied (regardless of whether Mr. Cole is employed by Newpark when the applicable three-year performance period ends);

•	Use of an automobile; and

•	Participation in the life and health insurance plans, 401(k) plan and other employee benefit plans and programs generally made available to executive personnel.

     Commencing on January 1, 2006, Mr. Cole will be entitled to receive the following compensation and benefits for serving as Chairman of NEWS:

•	Annual base salary of $200,000;

•	Continued eligibility for participation in Newpark’s executive incentive compensation plan for a minimum of three years (regardless of employment status), with an opportunity to earn an annual cash bonus of between 50% and 100% of his base salary based on the satisfaction of performance criteria to be determined by the Compensation Committee or, if greater, a bonus equal to 5% of the pre-tax profits of NEWS;

•	Continued eligibility to receive stock options and performance based awards under the Stock Incentive Plan on the same basis as the Chief Operating Officer and Chief Financial Officer and as determined in the discretion of the Compensation Committee, with the opportunity to vest in these awards at the end of the applicable performance period regardless of employment status;

•	Use of an automobile; and

•	Participation in the life and health insurance plans, 401(k) plan and other employee benefit plans and programs generally made available to executive personnel.

The term of Mr. Cole’s employment as Chairman of NEWS will expire on December 31, 2007, unless extended by the mutual agreement of Mr. Cole and Newpark.

     Upon Mr. Cole’s retirement from Newpark on December 31, 2007 (or such later date as may be mutually agreed upon by Mr. Cole and Newpark), Mr. Cole will be entitled to receive the following retirement benefits, contingent upon his execution of a three-year non-competition agreement:

•	Two annual payments of $320,000;

•	Accelerated vesting of all stock options, with each option remaining exercisable for the remainder of its stated term;

•	Continued eligibility for vesting of all performance based share awards if the applicable performance criteria are satisfied (notwithstanding Mr. Cole will not be an employee at the end of the applicable performance periods);

•	Continued life and health insurance coverage for two years following termination of employment; and

•	The opportunity to purchase the automobile made available to him while employed at Newpark at book value.

     Change-in-Control Agreements

     In March 2003, Newpark entered into change-in-control agreements with Mr. Cole, Mr. Ballantine and Mr. Hardey. Under these agreements, if there is a “change-in-control” of Newpark and the executive’s employment is terminated (i) by Newpark without “cause” (as defined in the agreements) or (ii) by the executive because of a detrimental change in duties, responsibilities or status, a reduction in salary or bonus opportunities or a relocation of the executive’s principal place of employment by more than 50 miles (“Good Reason”), then the executive will receive the following benefits:

•	A lump sum payment equal to two times the executive’s base salary and the maximum incentive opportunity available to him under Newpark’s executive incentive compensation plan for the fiscal year immediately preceding the change in control, reduced to the extent necessary to prevent the payments made to the executive from exceeding the limits imposed by Section 280G of the Internal Revenue Code;

•	Accelerated vesting of all stock options, restricted stock awards and deferred compensation amounts, including restricted stock and deferred compensation subject to vesting based on achieving performance criteria; and

•	Outplacement counseling and continued life and health insurance coverage for two years following termination of employment.

Under certain circumstances, the termination benefits also are payable if the executive’s employment is terminated while a potential change-in-control transaction is pending.

     Under these agreements, any of the following events is considered a “change-in-control”:

•	An election of directors takes place and a majority of the directors in office following such election are individuals who were not nominated by a vote of two-thirds of the members of the Board of Directors or its nominating committee immediately preceding the election;

•	A complete liquidation of Newpark or a sale of all or substantially all of its assets;

•	A merger or consolidation of Newpark with another company, subject to certain exceptions; or

•	Any person becomes the beneficial owner of 30% or more of the combined voting power of Newpark’s then outstanding securities.

     The change-in-control agreements are terminable by Newpark at any time prior to a change-in-control or the occurrence of certain events that could result in a change-in-control. The change-in-control agreements also include the agreement of the executive to continue in the employ of Newpark for the two year period following the change-in-control except for Good Reason.

     Severance Benefits

     On May 2, 2005, Newpark entered into retention agreements with Mr. Ballantine and Mr. Hardey. Under these agreements, if the executive’s employment is terminated by Newpark without “cause” (as defined in the agreements) at any time during the three year period commencing with the employment of a new Chief Executive Officer who replaces Mr. Cole, then the executive would receive the following benefits:

•	A lump sum payment equal to 1.5 times the executive’s base salary plus the target incentive opportunity available to him under Newpark’s executive incentive compensation plan for the fiscal year in which termination of employment occurs; and

•	Outplacement counseling and continued life and health insurance coverage for 18 months following termination of employment or until re-employed with similar benefits.

The agreements are intended to provide a measure of financial protection to the executives and to facilitate the retention of their services during the period of transition to a new Chief Executive Officer.

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors sets Newpark’s compensation policies applicable to executive officers, determines the compensation of the executive officers and administers Newpark’s stock option plans and performance based incentive plans. The current members of the Compensation Committee are Messrs. Box (Chairman), Hunt, Kaufman, Stone and Stull, each of whom has been determined by the Board of Directors to be “independent” under applicable NYSE and Securities and Exchange Commission rules and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee has prepared the following report for inclusion in this Proxy Statement.

     Compensation Principles

     Newpark’s executive compensation programs are intended to attract, retain and motivate key executive personnel, to support implementation of Newpark’s business strategy and to improve long-term profitability and stockholder value by:

•	Placing a significant portion of each executive’s compensation at risk through the use of performance based compensation that links the amount of total compensation to Newpark’s operating and financial performance;

•	Utilizing programs that reward both short-term and long-term performance; and

•	Providing total compensation opportunities that are competitive with the opportunities offered at comparable companies.

     In furtherance of these policies, Newpark’s compensation program for its executives includes three key elements:

•	Base salary;

•	The opportunity for an annual performance based cash bonus; and

•	Long-term incentives consisting of stock option grants and awards of common stock equivalents under the Stock Incentive Plan.

     The Compensation Committee has utilized an outside compensation consultant to assist it in determining appropriate compensation levels for Newpark’s executive officers and to provide recommendations regarding compensation programs and policies reflecting current market practices.

     Annual Base Salary

     The base salaries of executive officers are reviewed and adjusted on an annual basis, as appropriate. The Compensation Committee considers job responsibilities, individual performance, company performance and competitive salary levels when evaluating base salaries. Based on it most recent review and the recommendations of the Chief Executive Officer and Newpark’s outside compensation consultant, the Compensation Committee approved a $15,000 increase in the base salaries of Mr. Ballantine and Mr. Hardey for 2005, resulting in annual base salaries for 2005 of $275,000 and $215,000, respectively. The Compensation Committee believes that these salaries are comparable to the salaries of executive officers with similar responsibilities at other oilfield services companies.

     Annual Incentive Plan

     Under Newpark’s 2003 Executive Incentive Compensation Plan (the “Cash Incentive Plan”), executive officers and senior managers are eligible to receive annual cash bonuses based on the achievement of corporate and business unit financial goals and personal objectives. The specific performance measures are determined annually by the Compensation Committee. By tying annual cash bonuses to Newpark’s performance, the Cash Incentive Plan provides incentive for key executive and management employees to enhance stockholder value.

     The annual incentive opportunity for each participant in the Cash Incentive Plan is based on his or her potential to affect operations and/or profitability. In 2004, the maximum incentive opportunity for the Chief Executive Officer was 140% of base salary and the maximum incentive opportunity for each other executive officer was 100% of base salary.

     The performance measures for 2004 for executive officers were earnings per share, cash flow return on assets (EBIT divided by average assets) and return on equity, with 30% of the incentive opportunity subject to the discretion of the Compensation Committee. The performance measures for 2004 were not satisfied, and the Compensation Committee determined not to make any discretionary awards.

     Long-Term Incentives

     Newpark makes periodic grants of stock options to executive officers, senior managers and other key employees. Stock option awards provide these key employees with additional incentives to maximize stockholder value and provide a link between the interests of senior managers and stockholders. Stock options generally have been granted each year as a component of long-term compensation with the size of the grants generally based on the optionee’s responsibility level, base salary and performance. Stock options cannot be issued with an exercise price below the market value of Newpark common stock on the date of grant, thus ensuring that optionees will benefit only if the price of Newpark’s stock appreciates. Stock options typically vest pro rata over three years. By utilizing vesting periods, the option program encourages key employees to remain in the employ of Newpark and provides a long-term perspective to the compensation available under the option program. In 2004, options to purchase an aggregate of 80,000 shares of common stock were granted to Newpark’s executive officers.

     To further align the interests of senior management and stockholders, beginning in January 2003, the Compensation Committee has made annual awards of common stock equivalents to Newpark’s executive officers and senior managers under the Stock Incentive Plan. The awards vest and become payable in Newpark common stock if certain performance criteria are met over a three-year performance period and the participant has remained in the employ of Newpark throughout the performance period. By providing for three year performance periods, the Stock Incentive Plan is intended to motivate and reward long-term performance. Effective January 2004, awards covering 110,000 common stock equivalents were made to executive officers under the Stock Incentive Plan. The performance criteria applicable to these awards are Newpark’s annualized total stockholder return relative to an industry group index and Newpark’s average return on equity over the three-year performance period. For further information regarding the operation of the plan, see “Long Term Incentive Plan — Awards in Last Fiscal Year”.

     Other

     In addition to the compensation paid to executive officers as described above, Newpark paid excess group term life insurance premiums for the benefit of each executive officer as described in the Summary Compensation Table. The executive officers also participate in Newpark’s 401(k) plan and other benefit plans generally made available to employees on the same basis as other participants, subject to any legal limits on the amounts that may be contributed by or paid to executives under the plans.

     Chief Executive Officer Compensation

     The Compensation Committee, in determining the compensation of the Chief Executive Officer, considers Newpark’s size and variety of operations, Newpark’s results of operations and progress in achieving strategic goals and the compensation of chief executive officers of other oilfield services companies. In general, the same principles are applied in determining Mr. Cole’s compensation as are used in determining the compensation of the other executive officers. Mr. Cole received a base salary of $320,000 in 2004, which was determined under the terms of an employment agreement entered into in 1990.

     Mr. Cole participates in the Cash Incentive Plan, the Stock Incentive Plan and Newpark’s stock option program, as described above. Mr. Cole did not receive any bonus under the Cash Incentive Plan in 2004. In January 2004, the Compensation Committee awarded Mr. Cole 50,000 common stock equivalents under the Stock Incentive Plan, and, in June 2004, the Compensation Committee granted Mr. Cole a stock option to purchase 40,000 shares of common stock. The size of these grants was based on the factors noted above, competitive market data and Mr. Cole’s performance in 2003. The value of the award under the Stock Incentive Plan will depend upon the satisfaction over a three-year performance period of the performance criteria described above, and the ultimate value of the stock option will depend on the future market price of Newpark’s common stock. Mr. Cole also participates in Newpark’s 401(k) plan.

     Mr. Cole’s compensation for 2005 will be determined in accordance with the terms of the new employment agreement entered into in 2005. Pursuant to this agreement, Mr. Cole has been awarded 50,000 common stock equivalents under the Stock Incentive Plan as part of his compensation package for 2005. This award is subject to the satisfaction of performance criteria similar to the performance criteria applicable to his 2004 award. For further information regarding the terms of the employment agreement, see “Employment Agreement, Change-in-Control Arrangements and Severance Benefits — Employment Agreement”, above.

     Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code limits the deductibility by a company of compensation in excess of $1.0 million paid to its most highly compensated executive officers, subject to certain exceptions for performance based compensation that has been approved by stockholders. The Compensation Committee’s general policy is to structure Newpark’s compensation programs so that all compensation paid to executive officers is fully deductible. However, the Compensation Committee believes it is important for Newpark to retain discretion to authorize the payment of compensation that does not qualify for income tax deductibility under Section 162(m), if necessary to meet the Compensation Committee’s hiring, retention and incentive goals. All compensation paid to executive officers in 2004 was fully deductible, and Newpark does not expect to pay its executive officers compensation in 2005 in excess of the Section 162(m) deductibility limit. The Compensation Committee intends to continue to consider the impact of Section 162(m) when making executive compensation decisions.

Compensation Committee	:

Jerry W. Box, Chairman	James H. Stone
David P. Hunt	Roger C. Stull
Alan J. Kaufman

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee are Messrs. Hunt, Kaufman, Stone, Stull and Box. No member of the Compensation Committee is a current or former officer or employee of Newpark or any of its subsidiaries. Additionally, there were no compensation committee “interlocks” during 2004, which generally means that no executive officer of Newpark served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of Newpark.

Performance Graph

     The following graph reflects a comparison of the cumulative total stockholder return of Newpark common stock from December 31, 1999 through December 31, 2004 with the New York Stock Exchange Market Index, a broad equity market index, and the Coredata Oil & Gas Equipment/Services Index, an industry group index. The graph assumes the investment of $100 on December 31, 1999 in Newpark common stock and each index and the reinvestment of all dividends, if any. In recent proxy statements, Newpark has used the Media General Oil & Gas Equipment/Services Index as its industry group index. The Coredata Oil & Gas Equipment/Services Index is a successor to the Media General Index previously used by Newpark.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG NEWPARK RESOURCES, INC.,
NYSE MARKET INDEX AND COREDATA GROUP INDEX

ASSUMES $100 INVESTED ON DEC. 31, 1999
ASSUMES DIVIDENDS REINVESTED
FISCAL YEAR ENDING DEC. 31, 2004

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Newpark Resources, Inc.	100.00	156.13	128.98	71.02	78.20	84.08
Industry Group Index	100.00	138.01	97.18	90.41	110.29	151.37
Broad Market Index	100.00	102.38	93.26	76.18	98.69	111.45

     The comparisons in the foregoing graph and table are not intended to forecast or indicate possible future price performance.

SELECTION OF AUDITORS

     The Audit Committee has appointed the accounting firm of Ernst & Young LLP to serve as Newpark’s independent auditors for 2005. Ernst & Young LLP has served as Newpark’s independent auditors since June 27, 2002. One or more representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from the stockholders.

     The Audit Committee is directly responsible for selecting and retaining Newpark’s independent auditors. Although action by the stockholders is not required for the appointment, given the critical role played by the independent auditors, Newpark is providing stockholders the opportunity to express their views on this matter. If the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment.

Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different independent auditing firm at any time during the year if the Audit Committee determines that a change in auditors would be in the best interests of Newpark and its stockholders.

     The Board of Directors recommends that the stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as Newpark’s independent auditors for 2005.

Independent Auditor Fees

     The following table sets forth the fees for professional audit services rendered by Ernst & Young LLP for the audit of Newpark’s annual consolidated financial statements for the years ended December 31, 2003 and December 31, 2004 and the fees billed for other services rendered by Ernst & Young LLP during those periods.

	2003	2004
Audit Fees (1)	$340,447	$752,750
Audit Related Fees (2)	29,900	12,200
Tax Fees (3)	252,500	161,600
All Other Fees	—	—

Total	$622,847	$926,550

(1)	Audit Fees consist primarily of fees related to the audit of Newpark’s annual consolidated financial statements, the review of the financial statements included in Newpark’s quarterly reports on Form 10-Q, statutory audits and consents and other services related to Securities and Exchange Commission matters. In 2004, Audit Fees also included $257,800 in fees related to audit procedures performed with respect to Newpark’s internal control over financial reporting, as required by Sarbanes-Oxley Act Section 404.

(2)	Audit-Related Fees consist primarily of fees for consultations related to financial reporting matters.

(3)	Tax Fees consist of fees for tax compliance, tax planning and tax advice.

Pre-Approval Policies Regarding Audit and Non-Audit Fees

     The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services.

     Prior to performing any audit services, the independent auditors will provide the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the fiscal year and the expected fees for such services. If the engagement letter is approved, the Audit Committee will engage the independent auditors to perform the audit.

     For non-audit services, Newpark’s management will submit to the Audit Committee for approval the list of non-audit services that it recommends the Audit Committee engage the independent auditors to provide for the fiscal year. Prior to the performance of any of these services, Newpark’s management and the independent auditors each will confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. Pre-approval generally is provided for up to one year and any pre-approval is detailed as to the particular service or category of service and generally is subject to a specific budget. The Audit Committee also may pre-approve particular services on a case-by-case basis. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval process and the fees for services performed to date.

     As permitted by statute, the Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee to ensure prompt handling of unexpected matters. The Chairman will report any action taken pursuant to this delegated authority to the Audit Committee at or before the next Audit Committee meeting.

     All services performed by Newpark’s independent auditors in 2003 and 2004 were approved in accordance with the Audit Committee’s pre-approval policies.

MISCELLANEOUS

Audit Committee Report

     This report is submitted by the Audit Committee of the Board of Directors. The Audit Committee is composed of four independent directors who satisfy the requirements of independence established by NYSE listing standards and the Securities and Exchange Commission. The Board of Directors has determined that all of the members of the Audit Committee are “financially literate” under applicable Securities and Exchange Commission rules and NYSE listing rules, and that Mr. Tucei and Mr. Hunt are “audit committee financial experts” as defined by applicable Securities and Exchange Commission rules.

     The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A. The Audit Committee’s charter also is available in the corporate governance section of Newpark’s web site at www.newpark.com.

     Management has primary responsibility for Newpark’s financial statements and financial reporting processes and for the maintenance of internal controls and procedures designed to ensure compliance with applicable accounting standards, laws and regulations and ethical business standards. Newpark’s independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of Newpark’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors. The Audit Committee also is responsible for the engagement, compensation and over-sight of the independent auditors.

     In keeping with that responsibility, the Audit Committee meets regularly with management and the independent auditors. Meetings with the independent auditors are held both with and without management present, and the independent auditors have direct access to the Audit Committee to discuss the scope and results of their work and their comments on the adequacy of internal accounting controls and the quality of financial reporting.

     Management represented to the Audit Committee that Newpark’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

Management also has concluded that Newpark’s internal control over financial reporting was adequate as of December 31, 2004. The Audit Committee reviewed with the independent auditors the overall scope and plans for their audit and has reviewed and discussed the consolidated financial statements and internal control over financial reporting with management and the independent auditors. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors their independence from Newpark and management. The Audit Committee also discussed with the independent auditors whether the non-audit services provided by them are compatible with their independence and concluded that the provision of such services is compatible with their independence.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Newpark’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission. The Audit Committee also engaged Ernst & Young LLP as Newpark’s independent auditors for the 2005 fiscal year. See “SELECTION OF AUDITORS” for additional information on the decision to again appoint Ernst & Young LLP as Newpark’s independent auditors.

Audit Committee:

F. Walker Tucei, Jr., Chairman	Alan J. Kaufman
David P. Hunt	Roger C. Stull

Stockholder Proposals

     Stockholder proposals intended to be presented at the 2006 Annual Meeting of Stockholders must be received by Newpark by January 2, 2006, to be considered by Newpark for inclusion in Newpark’s proxy statement and form of proxy relating to that meeting. Proposals should be directed to the attention of the Corporate Secretary, Newpark Resources, Inc., 3850 North Causeway Blvd., Suite 1770, Metairie, Louisiana 70002. Any such proposals will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires Newpark’s executive officers and directors, and persons who own more than ten-percent of a registered class of Newpark’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the NYSE. Officers, directors and greater than ten-percent stockholders are required by Securities and Exchange Commission regulations to furnish Newpark with copies of all Section 16(a) reports they file.

     Based solely on a review of the copies of such reports furnished to Newpark and written representations from Newpark’s executive officers and directors, Newpark believes that all

Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners for 2004 were complied with.

Other Matters

     Newpark does not presently know of any matters other than those described above that may be presented for stockholder action at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on these matters, subject to direction by the Board of Directors.

     Newpark’s Annual Report on Form 10-K for the year ended December 31, 2004 accompanies this Proxy Statement, but is not to be deemed a part of the proxy soliciting material.

     While you have the matter in mind, please complete, sign and return the enclosed proxy card.

EXHIBIT A

NEWPARK RESOURCES, INC.
AUDIT COMMITTEE CHARTER

Organization

     This charter governs the operations of the Audit Committee of the Board of Directors (the “Board”) of Newpark Resources, Inc. The Audit Committee shall consist of not less than three independent directors. Those directors serving on the Committee shall be determined annually by the Board. As determined by the Board, all Members of the Committee must be financially literate, and at least one Member shall be a financial expert, as defined by SEC regulations. Company management, independent auditors and Corporate Counsel may attend each meeting or portions thereof as requested by the Committee. The Committee shall hold four meetings each year on a quarterly basis and may call special meetings when necessary.

Independence

     All Members of the Audit Committee must be “Independent Directors,” as defined in the Corporate Governance Policy of Newpark. In addition:

•	A director shall be considered independent (and eligible to serve on the Audit Committee) only if the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company).

•	A director will not be considered independent until three years after the termination of certain relationships of the director (or of a member of the director’s immediate family) with the Company, a present or former independent auditor of the Company or an executive officer of the Company.

•	Director’s fees are the only compensation a Member of the Audit Committee may receive from the Company. This policy does not preclude directors’ receiving reimbursement for expenses related to travel to attend Board meetings, nor does it preclude additional directors’ fees to compensate Members of the Audit Committee for additional time and effort they expend to fulfill their duties as Audit Committee Members. The Committee, in its discretion, shall determine the amount, if any, of additional directors’ fees to be paid to its Chairman for acting in that capacity.

Purpose

     The Audit Committee shall provide independent review and oversight of: the integrity of the Company’s financial statements; the financial reporting process; the Company’s systems of internal accounting and financial controls; the performance of the Company’s internal audit function and independent auditors; the independent auditor’s qualifications and independence; and the Company’s compliance with ethics policies and legal and regulatory requirements.

Responsibilities

     The Audit Committee’s role is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing the Company’s annual financial statements. The Audit Committee does not provide any additional assurance as to the Company’s financial statements or certification as to the work performed by the independent auditor.

     The following functions shall be the principal responsibilities of the Audit Committee in carrying out its oversight function.

1.	Provide an open avenue of communications, including regular periodic private sessions with management, with personnel responsible for the internal audit function and with the independent auditors, as the Committee may deem appropriate.

2.	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

3.	Receive and review reports from Company management relating to the Company’s financial reporting process, major disclosure items and the adequacy of the Company’s system of internal controls; discuss with management policies with respect to risk assessment and risk management.

4.	Receive and review reports from Company management and Counsel relating to legal and regulatory matters that may have a material impact on the Company’s financial statements and Company compliance policies.

5.	Discuss with management and the independent auditors the appropriateness of accounting principles followed by the Company, changes in accounting principles and their impact on the financial statements.

6.	Review the audit program in terms of scope of work conducted or scheduled to be conducted related to the Company’s financial statements which would include, as part of the audit, the Company’s information technology procedures and controls.

7.	Meet regularly with the personnel responsible for the internal audit function, who shall report to the Audit Committee, to review the scope of the internal audit program and to receive and review their reports concerning the Company’s financial reporting process, major disclosure items, the adequacy of the Company’s system of internal controls and other matters.

8.	Discuss with management and the independent auditors: the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” earnings press releases; and financial information and earnings guidance provided to analysts and rating agencies.

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9.	The Committee shall be ultimately responsible for the selection, evaluation, compensation (with funds provided by the Company) and, when necessary, replacement of the independent auditors, and the independent auditors shall report directly to the Committee. The Committee will:

•	Recommend annually to the stockholders for ratification the appointment of the independent auditors, based upon an annual performance evaluation and a determination of the auditors’ independence;

•	Approve, before they are rendered, any non-audit services to be provided by the independent auditors;

•	At least annually, obtain and review a report by the independent auditors delineating: all relationships between the independent auditors and the Company; the independent auditors’ internal quality control procedures; any material issues raised by the most recent internal quality control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•	Discuss with the independent auditors whether any disclosed relationship or service could impact the auditors’ objectivity and independence; and

•	Take appropriate action in response to the auditors’ statements to ensure the independence of the independent auditors.

10.	Meet with independent auditors and discuss their comments relating to the system of internal controls, published financial statements and related disclosures, the adequacy of the financial reporting process, the scope of the independent audit and any audit problems or difficulties with management’s responses. The independent auditors are ultimately accountable to the Committee on all such matters.

11.	As appropriate, obtain advice and assistance from outside legal, accounting and other advisors.

12.	Set clear hiring policies for employees or former employees of the independent auditors.

13.	Report regularly to the Board of Directors.

14.	Oversee compliance with the Code of Ethics maintained by the Company.

15.	Prepare a Report, for inclusion in the Company’s proxy statement, disclosing that the Committee reviewed and discussed the audited financial statements with management and discussed certain other matters with the independent auditors. Based upon these discussions, state in the Report whether the Committee recommended to the Board that the audited financial statements be included in the Annual Report.

16.	Annually review and assess the performance of the Audit Committee and the adequacy of the Audit Committee’s charter. Submit to the Board for its consideration and approval any necessary or appropriate revisions to the Audit Committee’s charter.

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Funding

     The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors selected by the Committee and to outside legal, accounting and other advisors retained by the Committee in its discretion.

Meetings and Quorum

     Meetings may be conducted on reasonable notice to the Committee members, at a mutually agreed location or by telephone conference call, as deemed appropriate by the Committee Chairman. Attendance by three members shall constitute a quorum for the transaction of business at any meeting.

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ANNUAL MEETING OF STOCKHOLDERS OF

NEWPARK RESOURCES, INC.

June 8, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

NOMINEES:
¡	Jerry W. Box
¡	William Thomas Ballantine
¡	James D. Cole
¡	David P. Hunt
¡	Alan J. Kaufman
¡	James H. Stone
¡	Roger C. Stull
¡	F. Walker Tucei, Jr.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the appointment of Ernst & Young LLP as Newpark’s independent auditors for 2005.	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF ERNST & YOUNG LLP AS NEWPARK’S INDEPENDENT AUDITORS FOR 2005, AND OTHERWISE IN THE DISCRETION OF ANY OF THE PERSONS ACTING AS PROXIES.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

NEWPARK RESOURCES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2005

     The undersigned, revoking any previous proxies for such stock, hereby appoints James D. Cole and Edah Keating, and each of them, proxies of the undersigned with full power of substitution to each, to vote all shares of common stock of NEWPARK RESOURCES, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of NEWPARK RESOURCES, INC. to be held on June 8, 2005, and all postponements or adjourments thereof, with all the power the undersigned would possess if personally present, with authority to vote (i) as specified by the undersigned on the reverse side and (ii) in the discretion of any proxy upon such other business as may properly come before the meeting.

(Continued and to be signed on the reverse side)